Exhibit 99.1

Perma-Fix Reports Preliminary Financial Results for the Second Quarter of 2016

Announces Planned Shut Down of M&EC Facility;
Expected to Save $2-3 Million Annually

ATLANTA – August 16, 2016 – Perma-Fix Environmental Services, Inc. (the “Company”) (NASDAQ: PESI) today announced preliminary financial results for the second quarter. Additionally, the Company reported it has filed a Form 12b-25 for an extension of time to file its Form 10-Q as further described below.

Dr. Louis F. Centofanti, Chief Executive Officer, stated, “We are disappointed that the delays of certain waste shipments we encountered in the first quarter continued in the second quarter of 2016. These waste shipments are still scheduled and are expected to occur in the second half of 2016. Despite these delays in our Treatment Segment, we continued to see growth in our Services Segment. Importantly, we anticipate improvement in revenue and cash flow in the second half of 2016.”

“We continue to look at all aspects of our business to identify areas for cost savings. With the expiration of our lease at our M&EC facility located in Oak Ridge, Tennessee, scheduled for January 2018, we have decided to shut down this facility, a move we anticipate will result in significant fixed cost savings. With our capabilities and current capacity of our Richland, Washington and other facilities, we believe we can reroute waste streams with minimal impact to our revenue or disruption to our customers. During the transition period, we will continue to process waste and gradually wind down the facility over the next 18 months with a scheduled end date of January 2018. As a result of this decision, our second quarter financial results will reflect certain non-cash tangible and intangible asset impairment losses and other charges as described below in connection with our M&EC subsidiary.”

Dr. Centofanti continued, "Despite the continued delays in our Treatment Segment, we did see a significant improvement in our operating results and profitability over the first quarter of 2016, excluding the impairment charges. There have been a number of positive developments that we look forward to discussing upon filing our 10-Q, at which time we will announce our full results and host our quarterly conference call."

Preliminary Financial Results

As per the Company’s 12b-25 filing today, the Company estimates that it will have revenues from continuing operations of approximately $14.8 million for the three months ended June 30, 2016, a decrease of approximately $1.6 million from revenues from continuing operations of approximately $16.4 million for the corresponding period of 2015. Also, the Company estimates it will have net loss from continuing operations of approximately $8.1 million for the second quarter of 2016 as compared to net income from continuing operations of $407,000 for the corresponding period of 2015. The Company’s net loss from continuing operations for the second quarter of 2016 includes non-cash impairment losses recorded for tangible (property and equipment) and intangible (permit) assets of approximately $1.8 million and $8.3 million, respectively, resulting from the pending shut down of the registrant’s M&EC facility in Oak Ridge, Tennessee. The net loss for the second quarter also includes a write-off of approximately $587,000 in prepaid fees in connection with certain permits at the M&EC facility. The Company recorded a tax benefit of approximately $3.2 million as a result of the impairment loss incurred on intangible assets for its M&EC facility.

The Company estimates net loss attributable to common stockholders (both basic and diluted) to be approximately $8.2 million or ($0.71) per share for the second quarter of 2016 compared to net loss attributable to common stockholders of $154,000 or ($0.01) per share for the corresponding period of 2015.

Extension to File

The Company filed a Form 12b-25 for an extension to file its Form 10-Q for the quarter ended June 30, 2016 as the Company is unable to file its Form 10-Q within the prescribed time period due to unexpected delays in receiving a waiver from its lender for the Company’s failure to meet its second quarter fixed charge coverage ratio requirement pursuant to the Company’s Amended and Restated Revolving Credit, Term Loan and Security Agreement. The Company’s inability to meet its quarterly fixed charge coverage ratio in the second quarter of 2016 was primarily due to delays in receipt of certain waste shipments which have been rescheduled for later this year. The Company expects to receive this waiver from our lender on or before August 22, 2016. In the event that the Company does not receive this waiver from our lender on or before August 22, 2016, the Company will be required to reclassify its long-term debt with our lender to current debt. The Company is also expected to receive a revision from its lender in the methodology to be used in calculating its quarterly fixed charge coverage ratio. With this revision, the Company expects to meet its quarterly fixed charge coverage ratio requirement in each of the remaining quarters of 2016.

As a result, the Company expects to release full financial results, host an earnings call and file its Form 10-Q within the next 5 business days.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services. The Company's nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the Department of Energy (“DOE”), the Department of Defense ("DOD"), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities, nationwide.

Please visit us on the World Wide Web at http://www.perma-fix.com.

This press release contains “forward-looking statements” which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plans to”, “estimates”, “projects”, and similar expressions. Forward-looking statements include, but are not limited to: receipt of certain large waste treatment shipments during the second half of 2016; growth in our Services Segment; improvement in our revenue and cash flow; reroute waste shipment; financial results of our M&EC subsidiary; receipt of waiver from our lender as a result of failure to meet a certain financial covenant during the second quarter 2016; and the effect of failure to obtain the waiver from our lender. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; competitive pressures; our ability to apply and market our new technologies; the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; that Congress fails to provides continuing funding for the DOD’s and DOE’s remediation projects; ability to obtain new foreign and domestic remediation contracts; our ability to fund the commercialization of our technology; ability to meet financial covenants; and the “Risk Factors” discussed in, and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2015 Form 10-K and Forms 10-Q for quarters ended March 31, 2016 and June 30, 2016. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Please visit us on the World Wide Web at http://www.perma-fix.com.

Contacts:

David K. Waldman-US Investor Relations

Crescendo Communications, LLC

(212) 671-1021

Herbert Strauss-European Investor Relations

herbert@eu-ir.com

+43 316 296 316